UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2026

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	001-34762		31-1042001
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. employer identification number)

255 East Fifth Street, Suite 800	Cincinnati,	Ohio	45202
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, No par value	FFBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(c)        Appointment of New President, Chief Banking Officer, and Chief Operating Officer

Effective September 14, 2026, the Board of Directors (the “Board”) of First Financial Bancorp. (the “Company”) and First Financial Bank (the “Bank”) appointed James M. Anderson, age 55, as President of the Company and the Bank as part of the ongoing long-term succession planning initiative of the Company and the Bank. Archie M. Brown, who previously held the roles of Chief Executive Officer and President of the Company and the Bank, will retain his role as Chief Executive Officer of both entities. Mr. Anderson will continue to hold the role of Chief Financial Officer of the Company and Bank.

Prior to his appointment as President, Mr. Anderson served as the Chief Financial Officer and Chief Operating Officer of the Company and the Bank beginning April 1, 2018. Prior to joining the Company and the Bank, Mr. Anderson served as Chief Financial Officer of MainSource Financial Group, Inc. (“MainSource”), a predecessor of the Company. While Mr. Anderson will retain his role as Chief Financial Officer in addition to the role of President, he will no longer serve as the Chief Operating Officer effective September 14, 2026. Additional information regarding Mr. Anderson can be found in the Company’s annual proxy statement, which was filed with the Securities and Exchange Commission on April 16, 2026. In connection with his appointment, Mr. Anderson received certain changes to his compensation as more fully described in Item 5.02(e) “Changes in Material Compensatory Plans” below.

Also effective September 14, 2026, the Board appointed Amanda N. Neeley, age 46, as Chief Banking Officer of the Company and the Bank, and Malcolm A. Myers, age 59, as the Chief Operating Officer of the Company and the Bank.

Mrs. Neeley started her career with the Bank as a part-time teller while she attended college at Bowling Green State University. After receiving her bachelor’s degree in marketing from Bowling Green State University in 2003, Mrs. Neeley joined the Company and the Bank full-time as a Marketing Coordinator. In 2010, Mrs. Neeley was promoted to the Chief Marketing Officer of the Company and the Bank and in 2017, Mrs. Neeley added the title of Chief Strategy Officer. In October, 2021, Mrs. Neeley was promoted to her role as Chief Consumer Banking and Strategy Officer, which she held until her appointment as Chief Banking Officer. In connection with her appointment, Mrs. Neeley received certain changes to her compensation as more fully described in Item 5.02(e) “Changes in Material Compensatory Plans” below.

Mr. Myers obtained his bachelor’s degree in business administration from the University of North Florida in 1994. After graduating, Mr. Myers served in a number of roles with financial institutions, including product manager, vice president of business support, and senior vice president of information technology. In April 2012, he became the Chief Information Officer for MainSource. Following the merger of MainSource into the Company in April 2018, Mr. Myers served as the Chief Information Officer of the Company and the Bank. In February 2022, Mr. Myers was promoted to Chief Transformation and Delivery Officer of the Company and the Bank, which he held until his appointment as Chief Operating Officer. In connection with his appointment, Mr. Myers received a restricted stock grant as more fully described in the subsection titled “Long-Term Incentive Compensation” within Item 5.02(e) “Changes in Material Compensatory Plans” below.

None of Mr. Anderson, Mrs. Neeley, nor Mr. Myers have family relationships with any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Anderson, Mrs. Neeley, or Mr. Myers with any other person pursuant to which either was selected as an officer. There are no related party transactions involving the Company and Mr. Anderson, Mrs. Neeley, or Mr. Myers that are required to be disclosed under Item 404(a) of Regulation S-K.

(e) Changes in Material Compensatory Plans.

In connection with the appointments disclosed above in Item 5.02(c), as well as certain other organizational changes described in the Press Release (defined below under Item 7.01), the Compensation and Human Capital Committee of the Board (“Compensation Committee”) approved certain changes to the compensation of certain named executive officers, as such term is defined in Item 402 of Regulation S-K (the “Named Executive Officers”), effective September 14, 2026.

Base Salary.

Named Executive Officer	2026 Base Salary	Percentage Increase	Base Salary Effective September 14, 2026
James M. Anderson	$610,000	4.9%	$640,000
Karen B. Woods	$475,000	5.3%	$500,000
Amanda N. Neeley	$475,000	5.3%	$500,000

The Compensation Committee approved the increases to Mr. Anderson’s and Mrs. Neeley’s compensation based upon the appointments noted above in Item 5.02(c) and the increased responsibility each has assumed in the Company. The Compensation Committee approved the increase to Mrs. Woods’ salary as a result of the internal reorganization which added responsibility to Mrs. Woods for Audit and Credit Administration.

Short-Term and Long-Term Incentive Compensation Targets.

Named Executive Officer	Target STIP (Current)	Target STIP (New)	Target LTIP (Current)	Target LTIP (New)
James M. Anderson	80%	90%	95%	100%
Amanda N. Neeley	65%	70%	75%	80%

The changes to the short-term incentive plan (“STIP”) targets and long-term incentive plan (“LTIP”) targets for Mr. Anderson and Mrs. Neeley, each of which are calculated as a percentage of base salary, are based upon the appointments noted in Item 5.02(c) and increased responsibility each has assumed in the Company.

Long-Term Incentive Compensation.

Additionally, the Compensation Committee approved the following one-time grants of time-based restricted stock to the following Named Executive Officers and Mr. Myers. The purpose of the one-time grants was to ensure the retention of these executives in light of their changed responsibilities, including: (i) identification of future successors for the Company’s succession planning purposes and the preparation of such successors for future leadership roles in the Company; and (ii) additional management and line of business responsibilities as part of the internal reorganization. Further, in approving the awards, the Compensation Committee considered the Company’s strong performance and recent acquisitions, as well as the importance of retaining key members of the executive leadership team during the ongoing integration of the acquired businesses and execution of the Company's long-term strategic priorities. The Compensation Committee also considered the increased scope and complexity of the executives' responsibilities following the acquisitions, the competitive market for experienced and high-performing banking executives, and the Board’s objective of maintaining leadership continuity while supporting its long-term succession planning objectives. The grants further align the executives’ interests with those of the Company’s shareholders, including the creation of long-term value for the Company and its shareholders.

The restricted stock awards were granted on September 14, 2026, and valued using the closing price on that date. Each restricted stock grant vests in full on the 3rd anniversary of the date of grant. Dividends paid on the restricted stock are held in escrow and not paid until the restrictions lapse and the stock is fully vested. Once the restricted stock fully vests, the executives are required to hold at least 75% of the vested shares for an additional two-year period. The Compensation Committee views these awards as one-time grants designed to support leadership continuity during an important period for the Company.

The awards are intended to complement, and not replace, the Company's regular annual and long-term incentive programs.

Named Executive Officer	Grant Date Value	Total Number of Shares Granted
Archie M. Brown	$3,000,000	91,632
James M. Anderson	$1,500,000	45,816
Amanda N. Neeley	$1,000,000	30,544
Karen B. Woods	$500,000	15,272
Malcolm A. Myers	$250,000	7,636
*Calculated based upon the closing price on September 14, 2026 of $32.74.

The foregoing description of the restricted stock grants does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement for Restricted Stock Award, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Employment Agreement/Severance and Change in Control Agreements.

As part of the annual review of various executive compensation and benefit plans by the Compensation Committee, the Compensation Committee determined, in consultation with its independent compensation consultant, that the Company’s executive severance and change in control benefits should be updated to incentivize executive retention and align more closely with the practices of similarly-sized peer banks in the financial services industry. To make these updates, the Compensation Committee authorized the Company to amend and restate (i) the Employment and Non-Competition Agreement of Archie M. Brown, and (ii) certain Severance and Change in Control Agreements with key executives, including the Named Executive Officers of the Company.

Amended and Restated Employment and Non-Competition Agreement of Archie M. Brown

The Amended and Restated Employment and Non-Competition Agreement by and among Archie M. Brown, the Company, and the Bank (the “Employment Agreement”) has a term commencing upon September 14, 2026 and continuing until the first anniversary of the effective date. The Employment Agreement will automatically renew for successive one-year periods unless either the Company or Mr. Brown gives the other notice of non-renewal. Pursuant to the terms of the Employment Agreement, Mr. Brown will continue to serve as the Chief Executive Officer of the Company and the Bank.

The Employment Agreement entitles Mr. Brown to a base salary, STIP targets and LTIP awards that are, at a minimum, equal to Mr. Brown’s current base salary, STIP targets and LTIP awards. Mr. Brown is also eligible to participate in other employee benefit plans offered generally to the Company’s executive officers.

Subject to certain terms and conditions, in the event Mr. Brown terminates his employment for Good Reason or is terminated by the Company without Cause (as each such term is defined in the Employment Agreement), he shall be entitled to:

(i)A cash severance payment equal to three (3) years of base salary payable bi-weekly;
(ii)An amount equal to three (3) times the greater of (a) Mr. Brown’s STIP bonus target in effect at the time of termination, or (b) the average of the STIP bonuses earned during the three (3) years prior to termination;
(iii)Outplacement assistance at the Company’s expense (at a cost of up to five percent (5%) of Mr. Brown’s base salary);
(iv)Up to thirty-six (36) months of the employer portion of health insurance premium payment contributions from the Company; and
(v)Payment of all long-term incentive stock awards that are subject to performance goals, with the payment due based upon actual performance results by the Compensation Committee (without reduction for time-based proration) or at target (without reduction for time-based proration) if performance results cannot be calculated.

The Employment Agreement provides that, in the event that any of the payments or benefits provided under such agreement or otherwise would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, the payments or benefits may be reduced.

Subject to certain terms and limitations, Mr. Brown’s agreement further provides that during the term of the agreement and for a period of two (2) years thereafter (or eighteen (18) months in the case of the non-compete covenant), Mr. Brown may not compete with, solicit customers or employees of, or disparage the Company.

Severance and Change in Control Agreements

The Amended and Restated Severance and Change in Control Agreements (the “CIC Agreements”) have terms commencing on September 14, 2026, and continuing until the first anniversary of the effective date. The CIC Agreements will renew automatically for successive one-year periods unless either the Bank or the executive gives the other notice of non-renewal. The CIC Agreements are being offered to all executives, including the Named Executive Officers, that are currently a party to a severance and change in control agreement with the Bank.

Under the CIC Agreements, if the executive’s employment is terminated by the Bank without “Cause” (other than as a result of death or disability) and not in connection with a “Change in Control,” subject to the executive’s execution and non-revocation of a release of claims and in addition to any “Accrued Obligations” (each such term as defined in the CIC Agreements), the executive will be entitled to receive the following payments and benefits:

(i)A cash severance payment equal to twenty-four (24) months of the executive’s base salary (thirty (30) months in the case of Mr. Anderson and Mrs. Woods), paid bi-weekly;
(ii)An amount equal to a multiple of the executive’s target bonus amount under the Company’s STIP as described below;
(iii)Outplacement assistance at the Bank’s expense (at a cost of up to five percent (5%) of the executive’s base salary); and
(iv)Up to eighteen (18) months of the employer portion of health insurance premium payment contributions from the Bank.

If the executive is a covered executive for purposes of Section 162(m)(3) of the Internal Revenue Code, the STIP severance amount payable to the executive will be equal to two (2) times (two and one-half (2.5) times in the case of Mr. Anderson and Mrs. Woods) the greater of (i) the STIP bonus target in effect at the time of termination, or (ii) the average of the STIP bonuses earned during the three (3) years prior to the qualifying termination (or such lesser period for which the executive was eligible to participate in the STIP). If the executive is not a covered executive or if a severance benefit is being paid in connection with a Change in Control, the STIP severance amount will be two (2) times (two and one-half (2.5) times in the case of Mr. Anderson and Mrs. Woods) his or her target bonus amount under the STIP.

Change in Control

If, immediately prior to a Change in Control or during the eighteen (18) month period that commences upon a Change in Control, the Bank terminates the executive’s employment without “Cause” (other than for disability or death) or if the executive terminates his or her employment for “Good Reason,” the executive will be entitled to receive, subject to the executive’s execution and non-revocation of a release of claims acceptable to the Bank and in addition to any “Accrued Obligations” (each such term as defined in the CIC Agreements) the following payments and benefits:

(i)A cash severance payment equal to twenty-four (24) months of the executive's base salary (thirty (30) months in the case of Mr. Anderson and Mrs. Woods), paid bi-weekly;
(ii)An amount equal to two (2) times (two and one-half (2.5) times in the case of Mr. Anderson and Mrs. Woods) the greater of (a) the STIP bonus target in effect at the time of termination, or (b) the average of the STIP bonuses earned during the three (3) years prior to termination;
(iii)Outplacement assistance at the Bank’s expense (at a cost of up to five percent (5%) of the executive’s base salary);
(iv)Up to eighteen (18) months of the employer portion of health insurance premium payment contributions from the Bank; and
(v)Payment of all long-term incentive stock awards that are subject to performance goals, with the payment due based upon actual performance results as determined by the Compensation Committee (without reduction for time-based proration) or at target (without reduction for time-based proration) if performance results cannot be calculated.

The CIC Agreements provide that, in the event that any of the payments or benefits provided under such agreement or otherwise would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, the payments or benefits may be reduced.

The CIC Agreements also provide that during the executive’s employment with the Bank and for six (6) months thereafter, the executive must not compete with the Bank, and for two (2) years after termination, the executive must not solicit customers or employees of the Bank.

The foregoing descriptions of the Employment Agreement and the CIC Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are attached hereto as Exhibit 10.2, 10.3, and 10.4 and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 15, 2026, the Company issued its press release detailing the organizational changes described in Item 5.02 of this Form 8-K and additional organizational changes within the Company (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1.

The Company does not intend for this Item 7.01 or Exhibit 99.1 to be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:
    Exhibit No.    Description
10.1    Form of Agreement for Restricted Stock Award.
10.2    Amended and Restated Employment and Non-Competition Agreement between Archie M. Brown and First Financial Bancorp. and First Financial Bank, dated as of September 14, 2026.
10.3    Form of Amended and Restated Severance and Change in Control Agreement (James Anderson and Karen Woods) dated as of September 14, 2026.
10.4    Form of Amended and Restated Severance and Change in Control Agreement dated as of September 14, 2026.
99.1        Press Release dated September 15, 2026.
    104         Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        FIRST FINANCIAL BANCORP.

By: /s/ James M. Anderson
James M. Anderson
Executive Vice President and Chief Financial Officer

Date:	September 15, 2026